Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 114 to the Registration Statement on Form N-1A of Fidelity Trend Fund, of our report dated February 9, 2004 on the financial statements and financial highlights included in the December 31, 2003 Annual Report to Shareholders of Fidelity Trend Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2004